Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-198122) and Form S-3 (No. 333-206715) of Independence Contract Drilling, Inc. of our report dated March 16, 2015 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 28, 2017